Nll/secmtrs/10kexhpjsagr

                                                                    Exhibit 10.6

                                    AGREEMENT

     This Agreement is made and entered into as of May 17, 1995, by and between National Semiconductor Corporation, a Delaware corporation (the "Company") and Peter J. Sprague ("Sprague").

                                    Recitals

     Sprague has served as Chairman of the Board of Directors of the Company since 1965. Sprague now intends to retire as a member of the Board of Directors and as Chairman of the Board.

     In recognition of his many years of service as a member of the Board of Directors and as Chairman, the Company wishes to compensate Sprague in his retirement and to retain him as an independent consultant to the Company.

                                    Agreement

     Now, therefore, it is agreed as follows:

     1. Retirement: Sprague hereby resigns as a member of the Board of Directors of the Company and as Chairman of the Board of Directors immediately effective as of the date of this Agreement.

     2. Compensation: In recognition of Sprague's many years of service as a member of the Board of Directors of the Company and as Chairman of the Board, the Company hereby agrees to the following compensation for such retirement and for services rendered to the Company as an independent consultant as provided in paragraph 4 hereof:

     a. The Company shall pay to Sprague an annual amount of $250,000, payable in equal monthly installments, for a period of ten (10) years (the last payment to be made in May 2005).

     b. The outstanding indebtedness (principal and interest) of Sprague to the Company as a result of the loan made by the Company to Sprague and evidenced by that certain Promissory Note dated April 20, 1989, (the "Note"), with a balance currently outstanding of approximately $450,000, is hereby canceled and forgiven and deemed paid in full as of the date hereof.

     c. To the extent that the forgiveness of the Note and the outstanding balance thereunder as provided above, gives rise to state and federal income tax, the Company agrees to make a payment to Sprague in an amount sufficient to cover such tax on the forgiveness as well as the resulting tax on such payment (the "Tax Gross Up"). The Tax Gross Up shall be calculated in accordance with the Company's standard practice and shall be paid by the Company directly to Sprague within 30 days of the date of this Agrement. The Company shall have no further obligation with respect to taxes arising from forgiveness of the Note and the Tax Gross Up, and payment of such taxes shall be solely the responsibility of Sprague.

     d. As provided in paragraph 3 hereof, the Company shall grant to Sprague an option to purchase 300,000 shares of the Company's Common Stock at an exercise price per share equal to the opening price of the Common Stock on the New York Stock Exchange on the date of grant (the "Option"). The date of grant of the Option shall be the next business day following the date of execution of this Agreement.

     Except as provided by the Tax Gross Up, all compensation and benefits (including the Option) to Sprague under this agreement shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

     3. The Option. The Option shall be evidenced by an option agreement in the form attached hereto as Exhibit A (the "Option Agreement"). The Option Agreement shall be executed simultaneously with the execution of this Agreement. Among other things, the Option Agreement provides for the following:

     a. The Option shall be exercisable in installments to the extent of 25% of the total number of shares subject to the Option after each anniversary of the date of the Option Agreement.

     b. The Option shall have a term of ten (10) years.

     c. The Option and any shares of Common Stock purchased upon exercise of the Option shall be acquired for investment and not with a view towards distribution.

     d. The Company shall use its reasonable efforts to register the Option and the underlying shares of Common Stock on Form S-8 as promptly as practicable, but only to the extent that Form S-8 is available and the Option is eligible for such registration.

     e. The Option shall be non-transferable by Sprague.

     4. Consultant. During the term of the consulting arrangement as set forth below, Sprague agrees to provide consulting services to the Company upon the reasonable request of the Chief Executive Officer at the Company, but at such places and times as shall be reasonably convenient to Sprague in his sole discretion.

     a. Sprague shall devote such of his business time and skill to the provision of such services as shall, in his sole discretion, be reasonably necessary.

     b. Sprague agrees that the compensation provided by paragraph 2 and the Option provided by paragraph 3 above shall be the full and complete compensation due and payable to Sprague for services as such consultant.

     c. The term of the consulting arrangement shall be from the date hereof through May 5, 1999, or such later date as may be agreed to in writing by the Company and Sprague.

     d. During the term of the consulting arrangement, Sprague shall be deemed to be an independent contractor and not an employee or other representative or agent of the Company.

     e. At all times during and after the term of the consulting arrangement, Sprague shall keep and treat as confidential all information relating to the business or operations of the Company, except information which is in the public domain or comes within the public domain without any breach of this Consulting Agreement.

     f. The consulting arrangement shall not limit or prohibit Sprague from engaging in other business activities or services.

     g. The Company shall have the right to terminate the consulting arrangement with Sprague at any time after May 5, 1996, upon written notice; provided, however, that any such termination of the arrangement, for any reason whatsoever, shall not affect nor diminish the Option nor the compensation to be paid by the Company to Sprague as provided in this Agreement.

     5. Representations of Sprague: Sprague hereby represents to the Company as follows:

     a. That he is acquiring the Option and the underlying shares of Common Stock upon exercise of the Option for investment and not with a view towards distribution thereof. In the event the Option is not registered on Form S-8, Sprague acknowledges that any Common Stock purchased upon exercise of the Option shall be deemed "restricted" securities within the meaning of Rule 144 under the Securities Act of 1933.

     b. Sprague shall comply with the terms of the Option Agreement.

     c. Sprague is not aware of any claims or causes of action which he, or any entity of which he is an officer, director, or a 1% shareholder or affiliate, has or may have against the Company, any subsidiary of the Company, or any officer or director of the Company or a Company subsidiary.

     d. Although nothing in this Agreement shall limit or prohibit Sprague from engaging in other business activities or services, whether or not competitive to the Company, Sprague does agree that during the term of the Option, Sprague will use reasonable efforts not to disparage the Company or its officers and directors nor engage in conduct (other than competition in the normal course of business) materially adverse to the interests of the Company.

     6. Indemnification. Notwithstanding Sprague's retirement from the Board, Sprague shall remain entitled to indemnification by the Company for acts during the time he served as a member of the Company's Board of Directors to the extent permitted by the Company's governing documents.

     7. Miscellaneous:

     a. This Agreement represents the entire understanding between the parties with respect to the subject matter hereof, and this Agreement supersedes any and all prior understandings or agreements, written or oral, with respect to the subject matter hereof, including without limitation, any understanding, agreements or obligations respecting any past or future compensation or other payments to Sprague by the Company.

     b. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     c. This Agreement shall be binding upon and enure to the benefit of the executors, administrators, heirs, successors and assigns of the parties hereto.

     d. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same agreement.

     e. The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach of the same or other provision hereof.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written.

                                  NATIONAL SEMICONDUCTOR CORPORATION




                                  BY:        //s//   GILBERT F. AMELIO
                                                     Gilbert F. Amelio
                                                   President and Chief Executive
                                                     Officer

                                             //s//   PETER J. SPRAGUE
                                                     PETER J. SPRAGUE